Exhibit 4.1
FIRST AMENDMENT TO CREDIT AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 3, 2007 among AIRGAS, INC., a Delaware corporation (“Airgas” and also a “Borrower”), AIRGAS CANADA INC., a Canada corporation, and RED-D-ARC LIMITED, an Ontario corporation (each a “Canadian Borrower” and together with Airgas, the “Borrowers”), the Guarantors signatory hereto, the Lenders signatory hereto BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “U.S. Agent”) and THE BANK OF NOVA SCOTIA, as Canadian administrative agent for the Lenders (in such capacity, the “Canadian Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).
RECITALS
     WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agents are parties to that certain Credit Agreement dated as of July 25, 2006 (the “Credit Agreement”).
     WHEREAS, Airgas intends to convert certain shares of Capital Stock of National Welders Supply Company, Inc., a North Carolina corporation (“National Welders”), into shares of Capital Stock of Airgas at which point National Welders shall become a Subsidiary of Airgas (the “Transaction”).
     WHEREAS, National Welders is a borrower under that certain $100 million credit agreement among National Welders, Bank of America, N.A., Wachovia Bank, National Association and Branch Banking and Trust Company (the “NWS Credit Agreement”).
     WHEREAS, the Required Lenders have agreed to amend certain terms of the Credit Agreement on the terms, and subject to the conditions, set forth below.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     1. Amendments to Credit Agreement. The following amendments shall become effective immediately upon the consummation of the Transaction:
     (a) Section 2.1 (U.S. Revolving Loans).
     (i) Section 2.1 of the Credit Agreement is amended by replacing “NINE HUNDRED SIXTY-SIX MILLION U.S. DOLLARS ($966,000,000)” with the following:
     “ONE BILLION SIXTY-SIX MILLION U.S. DOLLARS ($1,066,000,000)”
(b) Schedule 2.1(a) (Lenders and Commitments). Schedule 2.1(a) is amended and restated in its entirety as attached hereto.
     2. Additional Agreements of the Credit Parties. The Credit Parties covenant to the Agents and the Lenders that the NWS Credit Agreement will be terminated and repaid contemporaneously with the consummation of the Transaction. Failure to comply with this covenant shall be deemed an Event of Default under the Credit Agreement. Furthermore, the Credit Parties shall (a) cause National Welders to become a U.S. Subsidiary Guarantor pursuant to Section 7.12 of the Credit Agreement and (b) pledge the Capital Stock of National Welders to the Collateral Agent pursuant to Section 7.13 of the Credit Agreement.
     3. Letters of Credit. The parties hereto agree that the letters of credit identified on Annex 1 attached hereto shall be deemed to be U.S. Letters of Credit, and from and after the date of this Amendment shall be subject to and governed by the terms and conditions of the Credit Agreement.
     4. Effectiveness; Conditions Precedent. This Amendment shall become effective upon receipt by the Agents of the following:
     (a) copies of this Amendment duly executed by the Credit Parties and the Required Lenders; and
     (b) copies of certified resolutions for Airgas approving the increase in the U.S. Revolving Committed Amount.
     5. Construction. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
     6. Representations and Warranties. Each Credit Party hereby represents and warrants that (i) each Credit Party that is party to this Amendment: (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment, as applicable and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, (ii) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof upon giving effect to this Amendment as though made on and as of such date (except for those which expressly relate to an earlier date) and (iii) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof upon giving effect to this Amendment.
     7. Acknowledgment. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Credit Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of the Guarantors’ obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders’ execution and delivery of this Amendment.
     8. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     9. Binding Effect. This Amendment, the Credit Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

     10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     11. Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the date first above written.

BORROWERS:	AIRGAS, INC.
	By:	/s/ Jospeh C. Sullivan
		Name:	Josep C. Sullivan
		Title:	Vice President

AIRGAS CANADA INC.
By:	/s/ Thomas M. Smyth
	Name:	Thomas M. Smyth
	Title:	Vice President

RED-D-ARC LIMITED
By:	/s/ Thomas M. Smyth
	Name:	Thomas M. Smyth
	Title:	Vice President

U.S. SUBSIDIARY GUARANTORS:	AIRGAS-EAST, INC.
AIRGAS-GREAT LAKES, INC.
AIRGAS-MID AMERICA, INC.
AIRGAS-NORTH CENTRAL, INC.
AIRGAS-SOUTH, INC.
AIRGAS-GULF STATES, INC.
AIRGAS-INTERMOUNTAIN, INC.
AIRGAS-MID SOUTH, INC.
AIRGAS-NORPAC, INC.
AIRGAS-NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS-SOUTHWEST, INC.
AIRGAS-WEST, INC.
AIRGAS-SAFETY, INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC
AIRGAS GASPRO, INC.
MISSOURI RIVER HOLDINGS, INC.
AIRGAS INVESTMENTS, INC.
AIRGAS SPECIALTY PRODUCTS, INC.
CO2 DIRECT, INC.
WORLDWIDE WELDING, INC.,
AIRGAS MERCHANT HOLDINGS, INC.
AIRGAS MERCHANT GASES, LLC,

By:	/s/ Thomas M. Smyth
	Name:	Thomas M. Smyth
	Title:	Vice President

CANADIAN SUBSIDIARY GUARANTORS:	AIRGAS, S.A. DE C.V. RED-D-ARC, S.A. DE C.V. AIRGAS WEST, S.A. DE C.V.
	By:	/s/ Joseph C. Sullivan
		Name:	Joseph C. Sullivan
		Title:	Vice President

U.S. AGENT:	BANK OF AMERICA, N.A.,
	By:	/s/ Gary Gordon Flieger
		Name:	Gary Gordon Flieger
		Title:	Vice President

CANADIAN AGENT:	THE BANK OF NOVA SCOTIA
	By:	/s/ James J. Rhee
		Name:	James J. Rhee
		Title:	Director

LENDERS:	BANK OF AMERICA, N.A.
	By:	/s/ Colleen M. Briscoe
		Name:	Colleen M. Briscoe
		Title:	Senior Vice President

BANK OF AMERICA, N.A. (CANADA BRANCH)
By:	/s/ Nelson Lam
	Name:	Nelson Lam
	Title:	Vice President

THE BANK OF NEW YORK
By:	/s/ Roger Grossman
	Name:	Roger Grossman
	Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NY BRANCH
By:	/s/ Maria Ferradas
	Name:	Maria Ferradas
	Title:	Authorized Signatory

CITIZENS BANK
By:	/s/ Devon Starks
	Name:	Devon Starks
	Title:	Senior Vice President

JPMORGAN CHASE BANK , N.A.
By:	/s/ Lee P. Brennan
	Name:	Lee P. Brennan
	Title:	Vice President

JPMORGAN CHASE BANK , N.A., TORONTO
By:	/s/ Michael N. Tam
	Name:	Michael N. Tam
	Title:	Senior Vice President

WACHOVIA BANK, N.A.
By:	/s/ Anne Sheahan
	Name:	Anne Sheahan
	Title:	Vice President

PNC BANK NA
By:	/s/ Meredith Jemann
	Name:	Meredith Jemann
	Title:	Vice President

THE BANK OF NOVA SCOTIA
By:	/s/ Brian S. Allen
	Name:	Brian S. Allen
	Title:	Managing Director

MELLON BANK, N.A.
By:	/s/ William M. Feathers
	Name:	William M. Feathers
	Title:	Vice President

NATIONAL CITY BANK
By:	/s/ Donna J. Ernhart
	Name:	Donna J. Ernhart
	Title:	Vice President

BANK OF HAWAII
By:	/s/ Terri L. Okada
	Name:	Terri L. Okada
	Title:	Vice President

CALYON, NEW YORK BRANCH
By:	/s/ Michael Madnick
	Name:	Michael Madnick
	Title:	Managing Director

By:	/s/ Yuri Muzichenko
	Name:	Yuri Muzichenko
	Title:	Director

GOLDMAN SACHS CREDIT PARTNERS L.P.
By:	/s/ Douglas Tansey
	Name:	Douglas Tansey
	Title:	Authorized Signator

SUMITOMO MITSUI BANKING CORP., NEW YORK
By:	/s/ David A Buck
	Name:	David A. Buck
	Title:	Senior Vice President

BRANCH BANKING AND TRUST CO.
By:	/s/ Troy R. Weaver
	Name:	Troy R. Weaver
	Title:	Senior Vice President

BANK LEUMI USA
By:	/s/ Joung Hee Hong
	Name:	Joung Hee Hong
	Title:	First Vice President

BARCLAYS BANK PLC
By:	/s/ Nicholas Bell
	Name:	Nicholas Bell
	Title:	Director

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Nick Lotz
	Name:	Nick Lotz
	Title:	Assistant Vice President

SUNTRUST BANK
By:	/s/ William C. Wasburn, Jr.
	Name:	William C. Wasburn, Jr.
	Title:	Vice President

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
By:	/s/ Karsten Duhn
	Name:	Karsten Duhn
	Title:	Vice President

FIFTH THIRD BANK
By:	/s/ Sean Devillers
	Name:	Sean Devillers
	Title:	Officer

FORTIS CAPITAL CORP.
By:	/s/ John W. Deegan
	Name:	John W. Deegan
	Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Collen Glackin
	Name:	Collen Glackin
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ James R. Bednark
	Name:	James R. Bednark
	Title:	Senior Vice President

REGIONS BANK
By:	/s/ David L. Waller
	Name:	David L. Waller
	Title:	Senior Vice President

US BANK, NATIONAL ASSOCIATION
By:	/s/ Michael P. Dickman
	Name:	Michael P. Dickman
	Title:	Vice President

COMERICA BANK
By:	/s/ Richard C. Hampson
	Name:	Richard C. Hampson
	Title:	Vice President

NORTH FORK BANK
By:	/s/ Philip Davi
	Name:	Philip Davi
	Title:	Senior Vice President

PEOPLE’S BANK
By:	/s/ George F. Faik
	Name:	George F. Faik
	Title:	Vice President

E. SUN COMMERCIAL BANK., LTD. LOS ANGELES BRANCH
By:	/s/ Benjamin Lin
	Name:	Benjamin Lin
	Title:	Executive Vice President